Exhibit 10.13

Execution Version

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is entered into as of June 7, 2022, by and among each of the parties identified as a Guarantor on the signature pages hereto (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of the purchasers signatory to the Securities Purchase Agreements (as defined below) (together with their respective successors and assigns, including, any future holder of the Notes (as defined below), the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Securities Purchase Agreements.

RECITALS

WHEREAS, Optimus Healthcare Services, Inc., a Florida corporation (which was formerly known as Between Dandelions, Inc.) (the “Company”) has issued to the Holders the following promissory notes: (a) the Company’s Original Issue Discount Senior Secured Convertible Promissory Notes issued on May 25, 2021, as amended and due on May 25, 2024, in the aggregate principal amount of $2,200,000.00 (the “May 2021 Notes”) pursuant to a Securities Purchase Agreement dated as of May 25, 2021 among the Company and the Holders signatory thereto (the “May 2021 Securities Purchase Agreement”), and (b) the Company’s Original Issue Discount Senior Secured Convertible Promissory Notes issued as of the date hereof and due on June 7, 2024, following their issuance, in the aggregate principal amount of $2,500,000 (the “May 2022 Notes” and, together with the May 2021 Notes, the “Notes”); pursuant to a Securities Purchase Agreement, dated as of June 7, 2022 (as amended and in effect from time to time, including any replacement agreement therefor, the “June 2022 Securities Purchase Agreement” and together with the May 2021 Securities Purchase Agreement, the “Securities Purchase Agreement”);

WHEREAS, the Company and the Holders have entered into an Amended and Restated Security Agreement dated as of June 7, 2022 (the “Security Agreement”); and

WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the provision of the loans pursuant to the Securities Purchase Agreements as evidenced by the Notes.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Guaranty. Each Guarantor hereby guarantees, as a co-obligor and not merely as surety, to the Holders, the prompt payment of all Obligation as defined in the Security Agreement (including without limitation principal, premium if any, and interest (including all interest that accrues after the commencement of any proceeding under Applicable Insolvency Laws of the Company or any Guarantor (the Company and each Guarantor collectively referred to herein as the “Note Parties” and each individually, a “Note Party”) at the rate provided in the respective Transaction Document (as such term is defined in the applicable Securities Purchase Agreement), whether or not a claim for post-petition interest is allowed in such proceeding under Applicable Insolvency Laws) on the Notes, and all obligations which, but for the automatic stay under 11 U.S.C. Section 362 (or similar successor statute), would become due), whenever arising, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document) strictly in accordance with the terms thereof (hereinafter, collectively, the “Guaranteed Obligations”). Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document), such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document) in accordance with the terms of such extension or renewal. This Guaranty is a guaranty of payment and not of collection. This Guaranty is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

2. Joint and Several Liability.

(a) Each of the Guarantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Holders under the Transaction Documents, for the mutual benefit, directly and indirectly, of each of the Note Parties and other Guarantors (if any) and in consideration of the undertakings of each of the Guarantors to accept joint and several liability for the obligations of each of the Note Parties.

(b) Each of the Guarantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-obligor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the Guaranteed Obligations, it being the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several obligations of the Guarantors without preferences or distinction among them.

(c) If and to the extent that any of the Note Parties or Guarantors shall fail to make any payment with respect to any of the Guaranteed Obligations as and when due or to perform any of the Guaranteed Obligations in accordance with the terms thereof, then in each such event, the other Guarantors will make such payment with respect to, or perform, such Guaranteed Obligation.

3. Obligations Unconditional. The obligations of each of the Guarantors under Section 1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and termination of the Purchase Agreements in accordance with their terms, it being the intent of this Section 3 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Note Party for amounts paid under this Guaranty until the Guaranteed Obligations are paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the Purchase Agreements have terminated in accordance with its terms. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Purchase Agreements, the Transaction Documents, or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Purchase Agreements, the Transaction Documents, or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with, in each case, in accordance with the Transaction Documents; or

(d) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

4. Reinstatement. The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Holder on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and out-of-pocket expenses of counsel) incurred by any Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5. Certain Additional Waivers. With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, to the extent permitted by applicable law, and any requirement that any Holder exhaust any right, power or remedy or proceed against any Person under any of the Purchase Agreements, the Transaction Documents or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

6. Remedies. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor and the Holders, the Guaranteed Obligations may be declared to be forthwith due and payable for purposes of Section 1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 1.

7. [Reserved].

8. Representations.

(a) Each Guarantor hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and in each other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b) Each Guarantor further represents and warrants that it has the power and authority to enter into this Guaranty and to perform its obligations and to consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Guaranty.

(c) Each Guarantor further represents and warrants that this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

(d) Each Guarantor further represents and warrants that it has knowledge of the other Note Parties’ financial condition and affairs and represents and agrees that it will keep so informed while this Guaranty is in force. Each Guarantor agrees that no Holder will have any obligation to investigate the financial condition or affairs of the other Note Parties for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the other Note Parties which might come to the knowledge of the Holders at any time, whether or not any Holder knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor or might (or does) materially increase the risk of such Guarantor as a guarantor or might (or would) affect the willingness of such Guarantor to continue as a guarantor with respect to the Guaranteed Obligations.

9. Incorporated Provisions. Each Guarantor acknowledges, agrees to, and agrees to perform, as applicable, all of the representations, warranties, covenants, waivers and other provisions pertaining to it as a Guarantor or Subsidiary contained in any Transaction Document.

10. Amendment. This Guaranty may be amended or modified only in a writing executed by the parties hereto.

11. Termination. This Guaranty shall terminate upon written notice from the Agent that upon the indefeasible payment in full in cash of the Guaranteed Obligations and upon each Guarantor having performed all of its respective covenants under the Transaction Documents has occurred.

32. Counterparts. This Guaranty may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

13. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Guaranty.

14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Notice THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE PROVISIONS OF THE PURCHASE AGREEMENTS RELATING TO SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

15. Entirety. This Guaranty represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the transactions contemplated herein.

16. Holder Assigns. This Guaranty is intended for and shall inure to the benefit of each and every person who shall from time to time be or become the owner or holder of (or participant in) any of the Guaranteed Obligations, and each and every reference herein to a “Holder” shall include and refer to each and every successor or assignee of a Holder, as applicable, at any time holding or owning any part of or interest (or participation) in any part of the Guaranteed Obligations. Each Holder shall be entitled to rely upon and be the third-party beneficiary of the provisions of this Guaranty and shall be entitled to enforce the terms and provisions hereof to the same extent as if such Holder were directly party hereto. This Guaranty shall be transferable and negotiable by such Persons only with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by any Holder of any of the Guaranteed Obligations the legal holder or owner of said Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by a Holder) shall (except as otherwise stipulated by a Holder in its assignment) have and may exercise all of the rights granted to the Holders under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. Each Guarantor expressly waives notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of the Holders hereunder. Failure to give notice will not affect the liabilities of any Guarantor hereunder.

.17. Additional Guarantors. The Company shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Holders a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the First Closing Date.

18. Notices. All notices, requests and demands to or upon any Purchaser or any Guarantor hereunder shall be effected in the manner provided for in the Securities Purchase Agreements; provided, that, any such notice, request or demand to or upon any Guarantor shall be addressed to the Company’s notice address set forth in the applicable Securities Purchase Agreement.

19. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Holder shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Beneficiary shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

20. Set-Off. Each Guarantor hereby irrevocably authorizes the Holders at any time and from time to time while an Event of Default (as defined in the Notes) under the Notes or a default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holders to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Holders may elect, against and on account of the obligations and liabilities of such Guarantor to the Holders hereunder and claims of every nature and description of the Holders against such Guarantor, in any currency, whether arising hereunder, under the applicable Securities Purchase Agreement, any other Transaction Document or otherwise, as the Holders may elect, whether or not the Holders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Holders shall notify such Guarantor promptly of any such set-off and the application made by the Holders of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holders may have.

21. Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Transaction Documents to which it is a party;

(b) the Holders have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holders.

22. Seniority. The Guaranteed Obligations of each of the Guarantors hereunder rank senior in priority to any other indebtedness of such Guarantor.

[Signature Page Follows]

Each of the parties hereto has caused a counterpart of this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:	OPTIMUS HEALTHCARE SERVICES, INC.

By:
	Name:	Cliff Saffron
	Title:	General Counsel and Chief Financial Officer

CLINICAL RESEARCH ALLIANCE ACQUISITION CORP.

By:
	Name:	Marc Wiener
	Title:	Chief Executive Officer

OPTIMUS HEALTH, INC.

By:
	Name:	Daniel Cohen
	Title:	President

[Signature Page to Guaranty Agreement]

Accepted and agreed to as of the date first above written.

HOLDERS:	ARENA SPECIAL OPPORTUNITIES FUND, LP

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP

By:
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:
Name:	Lawrence Cutler
Title:	Authorized Signatory

[Signature Page to Subsidiary Guaranty Agreement]